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Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into this 30th day of October, 2002, by and between WYNN RESORTS, LIMITED, a Nevada corporation (the "Company"), and Stephen A. Wynn, an individual ("Wynn" and, collectively with the Company, the "Parties").

        A.    Wynn, the Company, Aruze USA, Inc. (together, with any other entity owned or controlled by Aruze Corp. and/or Kazuo Okada to which any or all of the Aruze Shares (as defined below) may be transferred, collectively, "Aruze"), Kazuo Okada and Aruze Corp. have entered into that certain Buy-Sell Agreement dated as of June 13, 2002 (as amended by that certain Purchase Agreement dated October 30, 2002 between Aruze USA, Inc. and the Company and as such Buy-Sell Agreement may be amended further from time to time, the "Buy-Sell Agreement") pursuant to which Wynn or his designee has the option (the "Purchase Option"), under certain circumstances, to purchase some or all of Aruze's capital stock of the Company (such Shares so purchased by Wynn or his designees, the "Aruze Shares") on the terms and conditions contained therein;

        B.    The Company and Wynn have entered into that certain Agreement dated as of June 13, 2002 pursuant to which the Company may, under certain circumstances, require Wynn or his designee to exercise the Purchase Option under the Buy-Sell Agreement;

        C. The Company and Wynn desire to set forth the respective rights of the Company and Wynn with respect to the registration of a resale of the Aruze Shares after an exercise of the Purchase Option.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the Parties agree as follows:

        1.    Definitions.

          1.1  As used in this Agreement, the following capitalized terms shall have the following meanings:

          Controlling Person:    Shall have the meaning set forth in Section 7.1 hereof.

          Demand Notice:    Shall have the meaning set forth in Section 2.1(a) hereof.

          Exchange Act:    The Securities Exchange Act of 1934, as amended from time to time (including the rules and regulations promulgated thereunder).

          Form S-3:    Such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          Holders:    Wynn and any Person to which Registrable Securities are transferred and to which the registration rights set forth in this Agreement are assigned pursuant to Section 10 of this Agreement.

          Indemnified Parties:    Shall have the meaning set forth in Section 7.1 hereof.

          Majority Selling Holders:    Selling Holders who hold a majority of the Registrable Securities to be included under a Registration Statement.

          Person:    An individual; a corporation; a general, limited or limited liability partnership; a limited liability company; a trust; an unincorporated organization or other legal entity; or a government or any agency or political subdivision thereof.

          Prospectus:    The definitive prospectus, included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Registrable Securities:    The Aruze Shares owned of record or beneficially by the Holders, plus any Shares (as defined below) received with respect to or in replacement of the Aruze Shares by reason of splits, dividends and recapitalizations and other changes in the Company's capital structure; provided, however, that such Shares shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, or (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 of the Securities Act.

          Registration Demand:    Shall have the meaning set forth in Section 2.1(a) hereof.

          Registration Expenses:    Shall have the meaning set forth in Section 6.1 hereof.

          Registration Statement:    Any registration statement of the Company filed under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement (including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement).

          SEC:    The Securities and Exchange Commission.

          Securities Act:    The Securities Act of 1933, as amended from time to time (including the rules and regulations promulgated thereunder).

          Selling Holders:    Holders of Registrable Securities who seek to sell such securities under any Registration Statement.

          Shares:    The shares of common stock, par value $.01 per share, of the Company or any securities of the Company or any other Person received in respect of or in replacement of such shares, including by reason of splits, dividends, recapitalizations, reorganizations, mergers, exchange offers, business combinations or other changes in the Company's or its successors' capital structure.

        2.    Registration Rights.

          2.1    Registration Upon Request.

            (a)  At any time beginning on the date that is 180 days after the closing date of the Company's initial public offering, Holders holding an aggregate of at least thirty-three and one-third percent (33 1/3%) of the then-outstanding Registrable Securities, from time to time, shall be entitled (subject to Section 12 hereof) to make a written request (a "Demand Notice") to the Company requesting that the Company effect the registration under the Securities Act of a number of Registrable Securities with a market value of at least twenty million dollars ($20,000,000) on the date of such request, stating the intended method of disposition of such Registrable Securities; provided, however, that such a demand (a "Registration Demand") may not be made more than four (4) times in the aggregate and may not be made more than once in any twelve-month period; and provided further, the Registration Demand shall not be deemed made if (i) the Registration Statement does not become effective under the Securities Act (including without limitation if the Selling Holders withdraw the Registration Statement, provided that a Registration Demand will be deemed made by the Selling Holders if the Registration Statement was withdrawn due to a material adverse change in general market conditions or in the Company's business of which the Holder(s) that provided the Demand Notice were aware at the time the Demand Notice was provided), (ii) a stop order, injunction or other order interferes with or prevents the contemplated method of distribution or (iii) the number of Registrable Securities requested to be included in the registration is reduced by 25% or more pursuant to Section 2.1(c), and, in each case, the Registration Expenses (other than Indirect Expenses) are paid by the Holders. Within five (5) business days after receipt of a Demand Notice, the Company shall notify all other Holders and offer to them the opportunity to include their Registrable Securities in such registration, so long as such other Holders notify the Company in writing of the amount of Registrable Securities that they wish to register within fifteen (15) business days of the date of such notice. A Registration Demand made by any Holder is deemed to be made by all Holders for purposes of tabulating the number of Registration Demands that may be made in any twelve month period or in total.

            (b)  Upon receipt of a Registration Demand, the Company shall, as soon as is reasonably practicable (but in any event within 60 days of the date of the Demand Notice), prepare and file a Registration Statement with the SEC on an appropriate form under the Securities Act with respect to all of the Registrable Securities that Holders of such securities have requested that the Company register, and use its reasonable best efforts to cause such Registration Statement to become effective as soon as is reasonably practicable.

            (c)  In connection with any Registration Statement filed in response to a Demand Notice, the Company, at its option, may include a primary offering of additional shares of Common Stock and/or may include shares to be sold by other stockholders of the Company; provided, however, that if the managing underwriter of such offering determines in good faith and so advises the Company that the number of Shares otherwise to be included in the Registration Statement is such that the success of the underwritten offering may be materially and adversely affected (in terms of the offering price of the offering), then the total number of shares to be included in the Registration Statement shall be reduced to the amount recommended by such underwriter and (i) unless the Registration Statement includes all of the Registrable Securities designated for sale by all Selling Holders participating in the demand registration pursuant to Section 2.1(a), the Registration Statement shall not include any shares to be offered by the Company or sold by other stockholders (including other Holders exercising incidental registration rights pursuant to Section 2.2), and (ii) if the Registration Statement does not include all of the Registrable Securities designated for sale by such Selling Holders, the number of Registrable Securities included in the Registration Statement shall be allocated among such Selling Holders pro rata (based on the number of Registrable Securities held by each).

            (d)  Notwithstanding the foregoing, if, at the time a Demand Notice is received, the Company (i) is contemplating filing a registration statement in connection with the offering of its securities (a "Company Offering") within 90 days of the date of delivery of the Demand Notice; or (ii) determines in good faith that a registration pursuant to the Demand Notice might have a material adverse effect on the Company or interfere with or adversely affect the negotiations or completion of any transaction that is being contemplated by the Company at that time, the Company shall be entitled, upon delivery of written notice no later than twenty (20) days after delivery of the Demand Notice to the person(s) who delivered the Demand Notice, to postpone filing of the Registration Statement and/or withhold efforts to cause the Registration Statement to become effective for a reasonable period of time (not to exceed the shorter of 120 days or the Company's termination of consideration of a Company Offering, or completion or other resolution of the events described in clause (ii) of this Section 1.1(d); provided, however, that such deferral may not be utilized more than once in any twelve (12) month period.

          2.2    Incidental Registration.

            (a)  If at any time after the date hereof the Company proposes to register any shares of Common Stock under the Securities Act solely for cash (except pursuant to a registration statement (i) on Form S-8, Form S-4 or comparable forms, or (ii) with respect to an employee benefit plan, (iii) solely in connection with a Rule 145 transaction under the Securities Act or (iv) which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, or pursuant to a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), or if any other stockholder is being afforded an opportunity to register shares of Common Stock (including pursuant to Section 2.1(a)), the Company will at each such time give written notice to the Holders (other than Holders participating in a demand registration pursuant to Section 2.1(a)) as provided in Section 13.4 hereof of its intention to do so. Within fifteen (15) business days after receipt of such notice, such Holders may request that the Company register all or part of the Registrable Securities, stating in such request the intended method of distribution of such securities (the "Designated Securities"). Upon receipt of such request, the Company shall use its reasonable best efforts to effect the registration of the Designated Securities by including the Designated Securities in such Registration Statement.

            (b)  In the event that securities of the same class as the Registrable Securities are being registered by the Company in such Registration Statement and such securities as well as any of the Designated Securities are to be distributed in an underwritten offering, such Designated Securities shall be included in such underwritten offering on the same terms and conditions as the securities being issued by the Company for distribution pursuant to such underwritten offering; provided, however, that if the managing underwriter of such underwritten offering determines in good faith and so advises the Company that the inclusion in such underwritten offering of all the Designated Securities may materially and adversely affect the success of the underwritten offering (in terms of the offering price of the offering), then the number of Designated Securities to be included in the Registration Statement shall be reduced to the amount recommended in good faith by such managing underwriter, it being understood that the Designated Securities will be excluded entirely before any securities to be included in the Registration Statement by the Company or any stockholder exercising demand registration rights are excluded; and provided, further, that as to the Selling Holders exercising incidental registration rights pursuant to this Section 2.2, such reduction shall be pro rata (based on the number of Shares held by each) with respect to the Designated Securities with other Persons holding contractual incidental or "piggy-back" registration rights in such underwritten offering.

            (c)  No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect registrations at the request of the Holders under Section 2.1.

          2.3    Marketing.    The Company shall make representative members of its officers and management available, upon reasonable notice and to the extent reasonably requested by the managing underwriter for the offering or the Selling Holders, to participate in efforts to market Registrable Securities offered in an underwritten public offering pursuant to Section 2.1 hereof (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

        3.    Hold-Back Agreements.

          3.1    Restrictions on Public Sale by Holders.    During the period of duration specified by the Company and an underwriter of common stock or other securities of the Company convertible into common stock, following the effective date of a registration statement of the Company filed under the Securities Act, the Holder(s) shall not, to the extent requested by the Company and/or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period, except Registrable Securities included in such registration; provided, however, that such hold-back time period shall not exceed 90 days (180 days in connection with the Company's initial public offering of its Common Stock). The Holder(s) agree to provide to the underwriters of any public offering of the Company such further agreements as such underwriters may reasonably request in connection with the hold-back agreement provided for in this Section 3.1; provided that the terms of such agreements are substantially consistent with the provisions of this Section 3.1. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 3.1 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction.

          3.2    Restrictions on Public Sale by the Company and Others.    The Company agrees not to effect any public sale or distribution of its Common Stock, during a period, not to exceed 45 days, beginning on the closing date of an underwritten offering made pursuant to a Registration Statement filed under Section 2 hereof if the marketing of such securities would materially harm the prospects of the offering of Registrable Securities under the Registration Statement and to the extent timely notified in writing by one or more of the Selling Holders or the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms).

        4.    Registration Procedures.    In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will:

          4.1    Preparation of Registration Statement.    Prepare and file with the SEC, within the time periods specified in Section 2, a Registration Statement on such form as may be appropriate under the Securities Act, and use its reasonable best efforts to cause such Registration Statement to become effective.

          4.2    Maintaining Effectiveness.    Promptly prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for a period of not more than 10 business days, or such shorter period that will terminate when the distribution of all Registrable Securities covered by such Registration Statement has been completed.

          4.3    Notification.    Immediately notify the Selling Holders and the managing underwriters, if any, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus, or any document incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

          4.4    Stop Orders.    Make every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the qualification of any Registrable Securities for sale in any jurisdiction at the earliest possible moment.

          4.5    Consultation with Holders.    Prior to the filing of any Registration Statement or amendment thereto, provide copies of such document to the Selling Holders and to the managing underwriters, if any, make the Company's representatives and the Company's counsel available for discussion of such document and make such changes in such document relating to the Selling Holders prior to the filing thereof as such Selling Holders, counsel for such Selling Holders, or underwriters may reasonably request.

          4.6    Copies of Registration Statements.    Furnish to each Selling Holder and each managing underwriter, if any, without charge, at least one originally executed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all materials incorporated therein by reference and all exhibits (including those incorporated by reference).

          4.7    Prospectuses.    Deliver to each Selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (and each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request so long as the Registration Statement to which such Prospectus or any amendment or supplement thereto relates is effective.

          4.8    Blue Sky Laws.    Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder or underwriter reasonably requests, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

          4.9    Amendments Upon Changes.    Upon the occurrence of any event contemplated by Sections 4.3(ii), (iii) or (iv) or 4.4 above, prepare, as promptly as practicable, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

          4.10    Underwriting Agreements.    In the event of an underwritten public offering effected pursuant to Section 2.1, enter into such customary agreements (including, at the request of the Selling Holders, an underwriting agreement containing customary indemnification provisions) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities, including, but not limited to, cooperating with the Selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Selling Holders or the underwriters in connection therewith.

          4.11    Compliance with Laws; Section 11(a).    Otherwise use its best efforts to comply with all applicable federal and state securities laws (including without limitation the rules and regulations of the SEC), and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of each 12-month period (or within 90 days after the end of a fiscal year).

          4.12    Opinions.    At the request of any Selling Holder, use its reasonable best efforts to furnish on the date that the Registrable Securities are delivered to that Selling Holder and any underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing the Company for the purposes of such registration, and (ii) a letter from the independent certified public accountants of the Company, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to any Selling Holders' underwriter and to the Selling Holders.

          4.13    Listing.    Cause all Registrable Securities registered hereunder to be listed on each securities exchange on which the same class of securities of the Company are then listed.

          4.14    Transfer Agent, Registrar and CUSIP Number.    Provide a transfer agent and registrar for Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

        Notwithstanding anything to the contrary contained in this Agreement, the Company may at any time suspend or terminate any of its efforts with respect to a Registration Statement filed by it other than pursuant to Section 2.1 of this Agreement, including by suspending or terminating (as applicable) the preparation, filing or effectiveness of such Registration, without any liability of any kind to any Holder.

        5.    Selling Holders' Obligations.

          5.1    Provision of Information.    The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities by, and such other information relevant to, the Selling Holder for inclusion in such Registration Statement, as the Company may from time to time reasonably request in writing. The Company shall not be obligated to include in any Registration Statement any securities owned by a Holder that does not comply with its obligations under this Agreement. In addition, the Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 if, due to the operation of this Section 5.1, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.1.

          5.2    Discontinued Use of Prospectus.    Each Holder of Registrable Securities agrees by execution of this Agreement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in clauses (ii), (iii) or (iv) of Section 4.3 or Section 4.4 hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.9 hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 4.2 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received the copies of the supplemental or amended Prospectus contemplated by Section 4.9 hereof or the Advice.

          5.3    Underwriting Agreement.    Each Selling Holder participating in an underwritten offering pursuant to Section 2.1 or 2.2 agrees to enter into a customary underwriting agreement on terms reasonably satisfactory to the managing underwriter.

          5.4    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

        6.    Registration Expenses.

          6.1    Demand Registrations.    The Selling Holders shall bear all expenses incurred in connection with any Registration Statement (the "Registration Expenses") initiated pursuant to Section 2.1 hereof, including without limitation all registration and filing fees; all underwriting discounts, commissions, fees and disbursements; fees with respect to any filings required to be made with the National Association of Securities Dealers; listing fees relative to any stock exchange or national market system; fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and expenses of counsel for the underwriters in connection therewith); printing expenses, fees and disbursements of counsel for the Company and for Selling Holders; fees and disbursements of accounting or financing professionals; fees and disbursements of all independent public accountants of the Company; any transfer taxes with respect to the Registrable Securities sold by the Selling Holders; and all other expenses incidental to the sale and delivery of the Registrable Securities, provided, however, that such Registration Expenses shall not include any portion of the compensation paid by the Company or its affiliates to the directors, officers or employees of the Company or its affiliates ("Indirect Expenses"). Each Selling Holder shall bear his, her or its share of the Registration Expenses pro rata based upon the number of Registrable Securities offered by such Selling Holders pursuant to such Registration Statement.

          6.2    Incidental Registrations.    The Company shall bear all Registration Expenses, including Indirect Expenses but excluding Selling Holder Expenses (as defined below), incurred in connection with any Registration Statement other than a Registration Statement initiated pursuant to Section 2.1 hereof. Each Selling Holder shall bear his, her or its share of any Selling Holder Expenses based upon the number of Registrable Securities offered by such Selling Holders pursuant to such Registration Statement. "Selling Holder Expenses" shall consist of and be limited to (i) the Selling Holder's legal costs, including the fees and expenses of any counsel selected by the Selling Holder to represent him, her or it, and (ii) the proportionate share of brokerage or underwriting commissions attributable to the Selling Holder's shares.

        7.    Indemnification.

          7.1    Indemnification by the Company.    The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (a "Controlling Person"), and each officer, director, employee and agent of such Holder and each Controlling Person and each underwriter or selling agent (the "Indemnified Parties") from and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) the Company has demonstrated that the same are caused by or contained in any information furnished in writing to the Company by such Holder, expressly for use therein, or (ii) the Company has advised such Holders' Representative in writing of a Section 4.3(iv) event and the Holder has sold Registrable Securities notwithstanding receipt of such notice prior to receipt of a supplement or amended Prospectus pursuant to Section 4.9 herein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Securities that are the subject thereof from such Holder. The indemnity provided herein shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of Registrable Securities by the Selling Holder. The Company shall be obligated to give to, and shall be entitled to receive from, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution customary indemnities.

          7.2    Indemnification by Holders.    In connection with the Registration Statements hereunder, each Selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each manager, director, officer, employee and agent of each such Person from and against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the Company has demonstrated that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event, however, shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of underwriters' discounts and commissions) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          7.3    Conduct of Indemnification Proceedings.    Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume within a reasonable period of time the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or such Person has separate or additional defenses, in either case such as would make the representation of such Person by the same counsel as the indemnifying party improper under applicable standards of professional conduct (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one principal and one local counsel for all Indemnified Parties who are indemnified by such indemnifying party with respect to such claim.

          7.4    Contribution.    If the indemnification provided for in Sections 7.1 or 7.2 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the underwriters on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand from the offering of all of the securities sold in the offering, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders' obligations to contribute pursuant to this Section 7.4 are several in proportion to the proceeds of the offering received by each Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

          7.5    Underwriting Agreement Controls.    Notwithstanding the foregoing provisions of this Section 7, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          7.6    Survival.    The obligations of the Company and the Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

        8.    Selection of Underwriters.    The determination of whether an offering of Registrable Securities made pursuant to Section 2.1 will be underwritten shall be made by the Majority Selling Holders. Such Majority Selling Holders shall have the right to select the investment bankers and managing underwriters to administer an underwritten offering of Registrable Securities made pursuant to Section 2.1, provided, however, that such investment bankers and managing underwriters shall be subject to approval by the Company, which approval shall not be unreasonably withheld. If requested, the Company shall enter into a customary underwriting agreement with an investment banking firm, as set forth under Section 4.10 above. For any offering of Registrable Securities pursuant to a Registration Statement, the selection of counsel for Selling Holders shall be determined by the Majority Selling Holders.

        9.    Reports Under Securities Exchange Act of 1934.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

            (a)  make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

            (b)  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (d)  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 promulgated under the Securities Act (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (if the Company is subject to the reporting obligations of the Exchange Act), and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        10.    Transfer of Registration Rights.    The right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to (i) a transferee or assignee of Registrable Securities who acquires pursuant to such transfer, not less than 25% of the aggregate number of Registrable Securities originally acquired by Wynn or his designee(s) under the Buy-Sell Agreement (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), (ii) a subsidiary, parent or other affiliate, member, shareholder, officer, general partner, limited partner or former or retired partner of a Holder, (iii) a Holder's family member, family partnership or trust for the benefit of an individual Holder or any family member or (iv) by Wynn to his designee(s) under the Buy-Sell Agreement who acquires some or all of the Aruze Shares pursuant to the Purchase Option; provided, however, that such assignment shall be effective only if (a) the transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, but not limited to, the provisions of Section 3.1 above, (b) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred and (c) such transfer of any Registrable Securities is lawful under all applicable securities laws.

        11.    Termination of Registration Rights.    The right of any Holder to request registration or to include Registrable Securities in any registration pursuant to this Agreement shall terminate one year after the payment in full of the promissory note(s) that Wynn or his designee(s) may use to pay the purchase price for the Aruze Shares pursuant to the Buy-Sell Agreement.

        12.    Exercise of Demand Registration Rights.    Notwithstanding anything to the contrary contained in this Agreement, a Demand Notice may be delivered pursuant to Section 2.1 hereof only by Wynn or, if he is deceased, by his spouse or by his estate, on behalf of the Holders of the requisite percentage and market value of Registrable Securities.

        13.    Miscellaneous.

          13.1    Remedies.    In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, subject to Section 5.4 hereof. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

          13.2    No Inconsistent Agreements.    The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or limits or impairs the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

          13.3    Adjustments Affecting Registrable Securities.    The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          13.4    Notices.    All notices or other communications hereunder shall be in writing and shall be given by (i) personal delivery, (ii) courier or other same day or overnight delivery service which obtains a receipt evidencing delivery, (iii) registered or certified mail (postage prepaid and return receipt requested), or (iv) facsimile or similar electronic device, to such address as may be designated from time to time by the relevant party, and which shall initially be:

If to the Company:	Wynn Resorts, Limited 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Facsimile: 702.733.4596 Attention: Legal department.
If to Wynn:	Stephen A. Wynn c/o Wynn Resorts, Limited 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Facsimile: 702.791.0167

        All notices and other communications shall be deemed to have been given (i) if delivered by the United States mail, three business days after mailing (five business days if delivered to an address outside of the United States), (ii) if delivered by a courier or other delivery service, one business day after dispatch (two business days if delivered to an address outside of the United States), and (iii) if personally delivered or sent by facsimile or similar electronic device, upon receipt by the recipient or its agent or employee (which, in the case of a notice sent by facsimile or similar electronic device, shall be the time and date indicated on the transmission confirmation receipt). No objection may be made by a party to the manner of delivery of any notice actually received in writing by an authorized agent of such party.

        13.5    Complete Agreement; Modifications.    This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the Parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may be amended, altered or modified only by a writing signed by the Company and Holders of a majority of the Registrable Securities then held by all Holders.

        13.6    Calculation of Registrable Securities.    For the purposes of this Agreement, if the Aruze Shares consist of common stock and another class of securities convertible into common stock, then the calculation of the number of Registrable Securities shall include any shares of common stock acquired or which may be acquired by the Holders upon conversion of any such convertible securities comprising Aruze Shares.

        13.7    Successors and Assigns.    Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the Parties, their respective successors and permitted assigns, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities who are assigned registration rights pursuant to Section 10 hereof.

        13.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the choice of law provisions thereof.

        13.9    Attorneys' Fees.    Should any litigation be commenced (including any proceedings in a bankruptcy court) between the Parties or their representatives concerning any provision of this Agreement or the rights and duties of any Person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

        13.10    Headings.    The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Article or Section.

        13.11    Severability.    If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; furthermore, the remaining provisions of this Agreement shall remain in full force and effect, and, in place of such illegal, invalid or unenforceable provision, there automatically shall be added as a part of this Agreement a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        13.12    Gender.    Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine.

        13.13    Counterparts.    This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth hereinabove.

WYNN RESORTS, LIMITED
By:	/s/ MARC H. RUBINSTEIN Name: Marc H. Rubinstein Title: Senior Vice President, General Counsel and Secretary
By:	/s/ STEPHEN A. WYNN Stephen A. Wynn

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REGISTRATION RIGHTS AGREEMENT